Exhibit 5.1

March 10, 2015 Halcón Resources Corporation 1000 Louisiana St., Suite 6700 Houston, Texas 77002	Mayer Brown LLP 700 Louisiana Street Suite 3400 Houston, Texas 77002-2730 Main Tel +1 713 238 3000 Main Fax +1 713 238 4888 www.mayerbrown.com

Ladies and Gentlemen:

We have acted as special counsel to Halcón Resources Corporation, a Delaware corporation (the “Company”), and certain subsidiaries of the Company (collectively, the “Subsidiary Guarantors”), in connection with the preparation of Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities:

(i)            debt securities of the Company, which may be senior debt securities (the “Senior Securities”) or subordinated debt securities (the “Subordinated Securities” and together with the Senior Securities, the “Debt Securities”), including Debt Securities issuable upon conversion or exercise of other securities described herein;

(ii)           guarantees issued by the Subsidiary Guarantors with respect to the Debt Securities (collectively, the “Guarantees”);

(iii)          shares of common stock, $0.0001 par value per share, of the Company, including shares of common stock issuable upon conversion or exercise of other securities described herein (the “Common Stock”);

(iv)          shares of preferred stock of the Company, including shares of preferred stock issuable upon conversion or exercise of other securities described herein (the “Preferred Stock”);

(v)           depositary shares representing fractional interests in shares of Preferred Stock (the “Depositary Shares”), evidenced by depositary receipts therefor (the “Depositary Receipts”);

(vi)          warrants (the “Warrants”) to purchase shares of Common Stock, Preferred Stock, Debt Securities, Depositary Shares, or other securities of the Company;

(vii)         contracts (the “Stock Purchase Contracts”) that obligate holders to purchase from the Company, and the Company to sell to such holders, shares of Common Stock or other securities of the Company at a future date; and

(viii)        units (the “Units”) consisting of one or more of the securities described in clauses (i) through (vii) above.

Mayer Brown LLP operates in combination with other Mayer Brown entities with offices in Europe and Asia and is associated with Tauil & Chequer Advogados, a Brazilian law partnership.

The Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Stock Purchase Contracts and the Units are referred to herein collectively as the “Securities.”

Unless otherwise provided in any prospectus supplement with respect to the Debt Securities, the Depositary Shares, the Warrants, the Stock Purchase Contracts or the Units, as the case may be:

(a)           the Debt Securities and the Guarantees of Debt Securities will be issued under an indenture (the “Base Indenture” and, including any supplemental indenture relating thereto, the “Indenture”) among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”);

(b)           the Depositary Shares will be issued pursuant to deposit agreements (the “Deposit Agreements”) between the Company and a depositary as shall be named therein (the “Depositary”);

(c)           the Warrants will be issued under warrant agreements (the “Warrant Agreements”) between the Company and such warrant agent as shall be named therein. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty”;

(d)           the Stock Purchase Contracts will be issued under stock purchase contract agreements (the “Stock Purchase Contract Agreements”) between the Company and such stock purchase contract agent as shall be named therein (the “Stock Purchase Contract Agent”); and

(e)           the Units will be issued pursuant to unit agreements (each, a “Unit Agreement”) between the Company and such unit agent as shall be named therein (the “Unit Agent”).

We have examined the Registration Statement, a form of the share certificate for the Common Stock and the Base Indenture, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Subsidiary Guarantors.

During the course of such examination and review, and in connection with furnishing the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that (1) at the time of execution, authentication, issuance and delivery of the Debt Securities and any Guarantees, the applicable Indenture will be the valid and legally binding obligation of the Trustee; (2) at the time of execution, issuance and delivery of any Depositary Shares, the applicable Deposit Agreement will be the valid and legally binding obligation of the Depositary; (3) at the time of execution, countersignature, issuance and delivery of any Warrants, the applicable Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; (4) at the time of execution, countersignature, issuance and delivery of any Stock Purchase Contracts, the applicable Stock Purchase Contract Agreement will be the valid and legally binding obligation of the Stock Purchase Contract Agent; and (5) at the time of execution, countersignature, issuance and delivery of any Units, the applicable Unit Agreement will be the valid and legally binding obligation of the Unit Agent.

We have assumed further that (1) at the time of execution, authentication, issuance and delivery of the Debt Securities and any applicable Guarantees, the Indenture (including any supplemental indentures relating thereto) will have been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors; (2) at the time of execution, countersignature, issuance and delivery of the Depositary Shares, the applicable Deposit Agreement will have been duly authorized, executed and delivered by the Company; (3) at the time of execution, countersignature, issuance and delivery of the Warrants, the applicable Warrant Agreement will have been duly authorized, executed and delivered by the Company; (4) at the time of execution, countersignature, issuance and delivery of the Stock Purchase Contracts, the applicable Stock Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company; and (5) at the time of execution, countersignature, issuance and delivery of the Units, the applicable Unit Agreement will have been duly authorized, executed and delivered by the Company.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.              With respect to the Debt Securities, assuming (a) the taking of all necessary corporate or other action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board of Directors or, in the case of Securities that are not convertible, exchangeable or exercisable for equity securities of the Company, duly authorized officers of the Company (such Board of Directors or committee being hereinafter referred to as the “Board,” and the Board and any such authorized officers being hereinafter referred to as the “Company Authorizing Party”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities in accordance with the Indenture, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such Indenture and such agreement, such Debt Securities issued by the Company will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.              With respect to the Guarantees, assuming (a) the taking of all necessary corporate or other action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of each Guarantor, a duly constituted and acting committee of such Board of Directors or a managing member of such Guarantor, as applicable, or duly authorized officers of such Guarantor (such Board of Directors, committee and managing member and any such authorized officers being referred to as a “Guarantor Authorizing Party”), (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the appropriate Guarantor Authorizing Party and otherwise in accordance with the provisions of the Indenture, Debt Securities Warrant or Warrant Agreement and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors issuing such Guarantees enforceable against such Guarantors in accordance with their terms.

3.              With respect to the Common Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of the Common Stock by the Board of the Company and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company, the Common Stock will be validly issued, fully paid and nonassessable.

4.              With respect to the Preferred Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of the Preferred Stock by the Board of the Company, (b) due filing of the applicable certificate of designations and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

5.              With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Depositary Shares and the execution and delivery of the applicable Deposit Agreement by the Board of the Company, (b) the due issuance and delivery to the Depositary under such Deposit Agreement of validly issued, fully paid and nonassessable Preferred Stock represented by the Depositary Shares and (c) the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with such Deposit Agreement, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company and otherwise in accordance with the provisions of such Deposit Agreement and such agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued.

6.              With respect to the Warrants, assuming (a) the taking of all necessary corporate action to approve the execution and delivery of the Warrant Agreement by the Company Authorizing Party and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.              With respect to Stock Purchase Contracts, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Stock Purchase Contracts and the execution and delivery of the applicable Stock Purchase Contract Agreement by the Company Authorizing Party and (b) the due execution, countersignature, issuance and delivery of such Stock Purchase Contracts, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of the applicable Stock Purchase Contract Agreement and such agreement, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.              With respect to Units, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Units and the execution and delivery of the applicable Unit Agreement by the appropriate Company Authorizing Party, (b) the Common Stock and Preferred Stock that are components of any Units are validly issued fully paid and nonassessable, (c) the Debt Securities, the Guarantees, the Warrants and the Stock Purchase Contracts that are components of any Units constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, as applicable, enforceable against such party or parties in accordance with their terms and (d) the Depositary Receipts evidencing the Depositary Shares that are components of any Units are validly issued, such Units will constitute valid and legally binding obligations of the Company and Subsidiary Guarantors, as applicable, enforceable against the Company and the Subsidiary Guarantors, as applicable, in accordance with their terms.

Our opinions set forth in paragraphs 1, 2 and 5 through 8 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

This opinion is limited to matters governed by the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act), and the laws of the State of Texas and the State of New York.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Prospectus . In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Respectfully submitted,